EXHIBIT 10.7

DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

THIS DIRECTOR RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made effective as of the grant date set forth below by and between PINNACLE FINANCIAL PARTNERS, INC., a Georgia corporation (the “Company”), and [Participant Name] (“Director”).

WHEREAS, Director has been awarded Restricted Stock Units (“RSUs”) under the Pinnacle Financial Partners, Inc. 2026 Omnibus Plan (“Plan”).

NOW, THEREFORE, in accordance with the provisions of the Plan and this Agreement, Director hereby agrees to the following terms and conditions:

1.Grant of RSUs

Director is hereby granted RSUs as follows:

Date of Grant:    [Grant Date]

Vesting Conditions:    Please refer to Section 2 of this Agreement

Total Number of RSUs:
2.Vesting of RSUs

(a) Vesting Conditions. The RSUs will become non-forfeitable (i.e., “vest”) on the earlier of the one-year anniversary of the Grant Date or the Company’s next annual meeting of shareholders after the date hereof (or the date that is at least 50 weeks after the immediately preceding year’s annual meeting, if later), provided that Director continues to serve on the Board through the applicable vesting date. Such vesting will occur at the close of business on the applicable date. Any RSUs which are not vested on the date of Director’s termination of service will be forfeited to the Company, unless the Board in its sole and exclusive discretion determines otherwise.

(b) Effect of Death (Other Than by Suicide) or Disability. If Director’s service with the Board terminates by reason of Director’s death (other than by suicide) or Disability, then any RSUs which are not vested at the time of such termination will become vested automatically.

(c) Effect of Retirement. If Director’s service with the Board terminates due to Director’s retirement pursuant to the provisions of the Company’s Corporate Governance Guidelines (as they may be amended from time to time), then any RSUs which are not vested at the time of such termination of service will become vested automatically as of the date of such termination of service.

(d) No Forfeiture of Vested RSUs. Any RSUs which vest pursuant to the preceding provisions of this Section 2 will not thereafter be forfeited.
3.Conversion of RSUs and Issuance of Shares

Upon vesting of the RSUs as set forth in Section 2, one Share shall be issued for each RSU that vests on such vesting date, subject to the terms and conditions of this Agreement and the Plan.

4. Status of Director

The Director shall not be, or have rights as, a shareholder of the Company with respect to any of the Shares subject to the RSUs unless the shares underlying the RSUs have been issued and delivered to him or her. The Company shall not be required to issue or transfer any certificates for Shares for the RSUs until all applicable requirements of law have been complied with and such shares have been duly listed on any securities exchange on which the Shares may then be listed.

5. Dividend Equivalents

The RSUs will be credited with dividend equivalents equal to amount of cash dividend payments that would have otherwise been paid if the Shares represented by the RSUs (including deemed reinvested additional shares attributable to the RSUs pursuant to this paragraph) were actually outstanding. These dividend equivalents will be deemed to be reinvested in additional Shares determined by dividing the deemed cash dividend amount by the Fair Market Value of a Share on the applicable dividend payment date. Such credited amounts will be added to the RSUs and will become transferable in accordance with Section 2 based on the transferability of the initial RSUs to which they are attributable. In addition, the RSUs will be credited with any dividends or distributions that are paid in Shares represented by the RSUs and will otherwise be adjusted by the Committee for other capital or corporate events as provided for in the Plan.

6. General Provisions

(a) Administration, Interpretation and Construction. The terms and conditions set forth in this Agreement will be administered, interpreted and construed by the Committee, whose decisions will be final, conclusive and binding on the Company, on Director and on anyone claiming under or through the Company or Director. Without limiting the generality of the foregoing, any determination as to whether an event has occurred or failed to occur which causes the RSUs to be transferable pursuant to the terms and conditions set forth in this Agreement, will be made in the good faith but absolute discretion of the Committee. By accepting the transfer of RSUs, Director irrevocably consents and agrees to the terms and conditions set forth in this Agreement and to all actions, decisions and determinations to be taken or made by the Committee in good faith pursuant to the terms and conditions set forth in this Agreement.

(b) Rights Not Assignable or Transferable. No rights under this Agreement will be assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature except as otherwise provided in this Agreement. Director’s rights under this Agreement will be exercisable during Director’s lifetime only by Director or by Director’s guardian or legal representative.

(c) Terms and Conditions Binding. The terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, including any assignee of the Company and any successor to the Company by merger, consolidation or otherwise, and Director, Director’s heirs, devisees and legal representatives.

(d) No Liability for Good Faith Business Acts or Omissions. Director recognizes and agrees that the Committee, the Board, or the officers, agents or employees of the Company and its Subsidiaries, in their oversight or conduct of the business and affairs of the Company and its Subsidiaries, may in good faith cause the Company or a Subsidiary to act, or to omit to act, in a manner that may, directly or indirectly, prevent the RSUs from becoming transferable. No provision of this Agreement will be interpreted or construed to impose any liability upon the Company, a Subsidiary, the Committee, Board or any officer, agent or employee of the Company or a Subsidiary, for the inability to transfer RSUs that may result, directly or indirectly, from any such action or omission.

(e) Recapitalization. In the event that Director receives, with respect to RSUs, any securities or other property (other than cash dividends) as a result of any stock dividend or split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares or a similar corporate change, any such securities or other property received by Director will likewise be held by the Plan’s agent and be subject to the terms and conditions set forth in this Agreement and will be included in the term “RSUs.”

(f) Appointment of Agent. By accepting the transfer of RSUs, Director irrevocably nominates, constitutes, and appoints the Plan’s agent as Executive’s agent for purposes of surrendering or transferring the RSUs to the Company upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive Director’s death. In addition, it is intended as a durable power and will survive Director’s disability.

(g) Legal Representative. In the event of Director’s death or a judicial determination of Director’s incompetence, reference in this Agreement to Director shall be deemed, where appropriate, to Director’s heirs or devisees.

(h) Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

(i) Plan Governs. The RSUs are being transferred to Director pursuant to and subject to the Plan, a copy of which is available upon request to the Corporate Secretary of the Company. The provisions of the Plan are incorporated herein by this reference, and all capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan. The terms and conditions set forth in this Agreement will be administered, interpreted and construed in accordance with the Plan, and any such term or condition which cannot be so administered, interpreted or construed will to that extent be disregarded.

(j) Complete Agreement. This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or incorporated by reference.

(k) Amendment; Modification; Waiver. No provision set forth in this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee and shall be agreed to in writing, signed by Director and by an officer of the Company duly authorized to do so. No waiver by either party hereto of any breach by the other party of any condition or provision set forth in this Agreement to be performed by such other party will be deemed a waiver of a subsequent breach of such condition or provision, or will be deemed a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

(l) Governing Law. The validity, interpretation, performance and enforcement of the terms and conditions set forth in this Agreement will be governed by the laws of the State of Georgia, the state in which the Company is incorporated, without giving effect to the principles of conflicts of law of that state.

The Company has issued the RSUs in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, Director hereby agrees to the foregoing terms and conditions of the RSUs.

IN WITNESS WHEREOF, Director has set Director’s hand and seal, effective as of the date and year set forth above.

[Signed Electronically]